EXHIBIT 99.1

Via Email

TO:   j2 Global Research Analysts

FROM:   Scott Turicchi

RE:   America Online, Inc. Marketing Relationship

Gentlemen:

I am sending you this email to notify you that j2 Global Communications has entered into a three-month trial marketing relationship with America Online, Inc. Under the terms of this agreement, AOL® is promoting j2 Global’s eFax® Free service within its Web-based email client accessible from the www.aol.com Web site.

Yours truly,

R. Scott Turicchi
Chief Financial Officer